Ex. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 26, 2009, relating to the financial statements of SolQuest Corp for the period ended April 30, 2009, which appears in such Registration Statement.

/s/ The Blackwing Group LLC

Independence, Missouri

September 30, 2009